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EXHIBIT 10.22

                                 SUMMARY SHEET
                                       OF
             DIRECTOR COMPENSATION AND EXECUTIVE CASH COMPENSATION

DIRECTOR COMPENSATION

      Non-employee directors of Redhook are currently entitled to receive both stock-based and cash compensation for their service on the Redhook board. Effective January 1, 2006, each non-employee director (other than Anheuser-Busch, Incorporated Designated directors) will receive an annual grant of 3,500 shares of common stock of the Company. The stock grant will be awarded upon a director's election to the Board following the Company's Annual Meeting of Shareholders. The non-employee directors will no longer participate in the 2002 Stock Option Plan.

      Each non-employee director will also receive annual compensation of $10,000, which will be paid quarterly. The Chair of each of the Nominating and Governance, Audit, Marketing and Compensation Committees will receive additional annual compensation of $4,000, which will be paid following the Annual Meeting of Shareholders. Each Audit Committee member, other than the Chair, will receive an additional annual payment of $1,000.

EXECUTIVE OFFICER COMPENSATION

      The current base salaries for the Company's executive officers are:

Paul S. Shipman..................................................       $257,500
 Chief Executive Officer and Chairman of the Board

David J. Mickelson ..............................................       $191,580
President and Chief Financial Officer

Gerard C. Prial .................................................       $165,375
 Vice President, Sales and Eastern Operations

Allen L. Triplett ...............................................       $165,375
 Vice President, Brewing

      Executive officers are eligible to receive an annual incentive payment, of which 50% will be discretionary and 50% will be paid upon achieving certain targets per terms set forth by, and as approved by, the Compensation Committee or the board. The 2006 target incentives for the Company's executive officers are:

Paul S. Shipman ................................................       $100,000

David J. Mickelson .............................................        $44,000

Gerard C. Prial ................................................        $20,000

Allen L. Triplett ..............................................        $20,000

      The Company also pays a monthly car allowance in accordance with each officer's letter of agreement regarding employment. The current car allowances for the Company's executive are:

Paul S. Shipman ................................................         $10,200

David J. Mickelson .............................................         $10,200

Gerard C. Prial ................................................         $10,200

Allen L. Triplett ..............................................         $10,200